Exhibit 10.1

Execution Version

2025 FACILITY AGREEMENT

between

Hanmi Pharmaceutical Co., Ltd., as Lender

and

Aptose Biosciences Inc., as Borrower

and

Aptose Biosciences U.S. Inc. and NuChem Pharmaceuticals Inc., each as a Guarantor

This 2025 facility agreement is dated June 18, 2025.

PARTIES

Hanmi Pharmaceutical Co., Ltd. incorporated
and registered in the Republic of Korea (the “Lender”)

and

Aptose Biosciences Inc. incorporated
and registered in Canada (the “Borrower”)

and

Aptose Biosciences U.S. Inc. and NuChem Pharmaceuticals Inc., each as a Guarantor (as defined below).

DEFINITIONS

For the purposes of this Agreement, the following definitions apply:

“2024 Facility Agreement” means the facility agreement dated August 27, 2024 between the Lender and the Borrower (as amended, restated, supplemented or otherwise modified from time to time).

“Advances” shall mean the loans made or to be made under the Facility or the principal amount outstanding from time to time of the loans made under the Facility, as the context requires.

“Agreement” means this 2025 facility agreement dated June 18, 2025, as amended, replaced, restated, supplemented or otherwise modified from time to time.

“Business Day” shall mean a day, other than a Saturday or Sunday, or a national / bank holiday in Canada, the United States of America or the Republic of Korea (“Korea”). Unless otherwise specifically stated as Business Days, any reference to “days” in this Agreement shall mean calendar days.

[redacted for confidentiality purposes]

“Cash Flow Statement” means a ________ cash flow statement for and prepared by the Borrower (as amended from time to time), which (for certainty, including any amendments thereto) shall be acceptable to the Lender, acting reasonably.

“Closing Date” means the date upon which all of the conditions precedent set forth in Clause 11(a) (Conditions Precedent to Effectiveness) have been satisfied or waived.

“Default” means an event or circumstance which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

“Event of Default” shall have the meaning ascribed thereto in Clause 13 (Events of Default).

“Facility” shall have the meaning ascribed thereto in Clause 1.

“Facility Availability Period” shall have the meaning ascribed thereto in Clause 2(a).

“Facility Limit” shall have the meaning ascribed thereto in Clause 1.

“Finance Documents” shall mean this Agreement, the Security and such other documents or agreements required to be delivered hereunder.

“Guarantors” shall mean all Subsidiaries of the Borrower.

“Initial Advance” means the initial Advance to be made on or about the Closing Date.

“Insolvency Event” means any event, on the occurrence of which the Borrower or any Subsidiary thereof shall be or become Insolvent.

“Insolvent” in respect of any Person, means:

(a)	such Person is an “insolvent person” as defined in clause (a) or (b) of that definition in the Bankruptcy and Insolvency Act (Canada) as in effect on the date hereof;

(b)	such Person is unable (or admits its inability to) or is presumed or deemed to be (or is held or otherwise considered by a court to be) unable or admits inability to pay its debts as they fall due or suspends or threatens to suspend making payments on its debts generally or (by reason of actual or anticipated financial difficulties) commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling its indebtedness to creditors generally;

(c)	a judgment, decree or order of a court of competent jurisdiction is entered adjudging such Person a bankrupt or insolvent under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency, corporate or analogous laws or ordering the winding up or liquidation of its affairs;

(d)	any case, proceeding, application or other action shall be instituted in any court of competent jurisdiction against such Person, seeking in respect of it an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition, proposal, compromise or arrangement with creditors, a readjustment of debts, the appointment of trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator, monitor or other Person with similar powers with respect to such Person or of all or any substantial part of its assets, or any other like relief in respect of such Person under any bankruptcy or insolvency law and (i) such case, proceeding, application or other action results in an entry of an order for such relief or any such adjudication or appointment, or (ii) such case, proceeding, application or other action shall continue undismissed, or unstayed and in effect, for any period of ten (10) consecutive Business Days; or

(e)	such Person makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal (or files a notice of intention to make a proposal) under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency, corporate or analogous law, files a petition or proposal (or files a notice of intention to make a proposal) to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, monitor, sequestrator or other Person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such assignment, proposal, relief, petition, proposal, appointment or proceeding.

“Interest Payment Date” shall mean, in relation to an Interest Period, the last day of such Interest Period.

“Interest Period” shall mean, in relation to each Advance, each period determined in accordance with Clause 6 (Interest).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Material Adverse Effect” shall mean a material adverse effect on:

(a)	the business, assets, operations or condition, financial or otherwise, of the Loan Parties (taken as a whole);

(b)	the ability of the Loan Parties (taken as a whole) to perform or comply with their obligations (including payment obligations) under the Finance Documents;

(c)	the legality, validity, enforceability, effectiveness, ranking or priority of any provisions of any Finance Document and/or Security; or

(d)	the rights or remedies of the Lender under any Finance Document.

“Maturity Date” shall have the meaning ascribed thereto in Clause 5.

“Month” shall mean a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will apply only to the last Month of any period.

“Notice of Advance” shall have the meaning ascribed thereto in Clause 2(c).

“Obligations” shall mean collectively and at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, direct or indirect, absolute or contingent, matured or not) of the Loan Parties to the Lender under and in connection with this Agreement and the 2024 Facility Agreement.

“Person” or “person” means and includes an individual, a partnership, a corporation, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Security” shall have the meaning ascribed thereto in Clause 9 (Security).

“Subsidiary” shall mean with respect to any Person (“X”):

(a)	any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by X or one or more of its Subsidiaries, or X and one or more of its Subsidiaries;

(b)	any partnership of which, at the time, X, or one or more of its Subsidiaries, or X and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

(c)	any other Person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by X, or one or more of its Subsidiaries, or X and one or more of its Subsidiaries, provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Subsidiary” or “Subsidiaries” shall be and shall be deemed to be references to Subsidiaries of the Borrower.

AGREED TERMS

1.	Facility

On the Closing Date, the Lender hereby agrees on an uncommitted and fully discretionary basis to establish an uncommitted non-revolving term loan facility in favour of the Borrower (the “Facility”) on the terms and conditions set forth in this Agreement in the aggregate principal amount of up to US$8,500,000 (the “Facility Limit”). Notwithstanding any other provision hereof to the contrary: (a) the Facility is uncommitted in nature and is not automatically available upon satisfaction of the terms and conditions set out herein, and (b) the Lender may cancel availability under the Facility at any time without notice, acting in its sole discretion.

2.	Utilization

(a)	Subject to the terms of this Agreement, the Facility may be advanced in one or more (but not more than five (5) advances) from and after the Closing Date until December 31, 2025 (the “Facility Availability Period”); provided however, that (A) in no event shall the aggregate amount of the Advances exceed the Facility Limit, (B) any portion of the Facility not advanced by the last day of the Facility Availability Period shall be permanently cancelled, and (C) no single Advance shall be for an amount in excess of US$2,500,000.

(b)	The Facility is a non-revolving facility, and amounts repaid thereunder may not be re-borrowed.

(c)	Advances (other than the Initial Advance) under the Facility shall be made on ten (10) Business Days’ (or such shorter time as may be agreed to by the Lender in its sole and absolute discretion) prior written notice from the Borrower to the Lender in the form of Schedule “A” attached hereto (a “Notice of Advance”).

(d)	The Lender shall promptly review the Borrower’s satisfaction of conditions precedent under Clause 11(a) to disburse the Initial Advance expeditiously for the purpose of the Borrower’s continuing operation per Clause 3 below.

3.	Purpose

The amounts drawn under the Facility shall be used by the Borrower solely to fund, in accordance with the Cash Flow Statement (a) the Borrower’s Tuspetinib related business operations, (b) accounts payable of the Borrower that are outstanding on the Closing Date in respect of the Borrower’s Tuspetinib related business operations, and (c) general corporate purposes reasonably related to the Borrower’s Tuspetinib related business operations, in each case, unless the Borrower has obtained prior written approval by the Lender.

For greater certainty, the Loan Parties shall not use the proceeds of the Facility in connection with the preparation of, or in anticipation of filing of any insolvency proceedings, or any creditors or obligations of the Borrower, the Guarantors or its or their affiliates unless set out in the Cash Flow Statement or with the prior written consent of the Lender.

4.	Voluntary Prepayment

The Borrower may, at any time and from time to time, prepay all or any portion of the outstanding principal amount of the Advances without penalty, together with all accrued and unpaid interest on the principal amount being repaid, on five (5) Business Days’ (or such shorter time as may be agreed to by the Lender in its sole and absolute discretion) prior written notice from the Borrower to the Lender.

5.	Repayment

The aggregate principal amount of all Advances and all accrued and unpaid interest and fees together with all other Obligations under this Agreement shall be repayable by Borrower in full on August 31, 2028 (the “Maturity Date”). Upon the occurrence of an Insolvency Event in respect of any Loan Party, the aggregate principal amount outstanding of all Advances and all accrued and unpaid interest and fees and all other Obligations under this Agreement shall automatically become due and payable by the Borrower to the Lender without any requirement for demand of payment or other notice whatsoever.

6.	Interest

(a)	Unpaid principal amount with respect to each Advance shall accrue interest a six percent (6%) per annum (the “Interest Rate”). Accrued interest on the outstanding principal amount of the Advances shall be payable in arrears on each Interest Payment Date.

(b)	The Interest Period means the following periods:

(i)	Initial Interest Period: The period commencing on the Closing Date and ending on December 31, 2025 or as may be otherwise agreed by the Borrower and the Lender.

(ii)	Interest Period after the Initial Interest Period: The period commencing on the last day of the immediately preceding Interest Period and ending on the date falling three (3) Months thereafter.

(iii)	An Interest Period that would otherwise overrun the Maturity Date shall end on the Maturity Date.

(iv)	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Interest shall be computed on the basis of the actual number of days elapsed over a year of 365 days (or 366 days in a leap year). In computing such interest, the date of an Advance shall be included, and the date of payment shall be excluded.

For purposes of the Interest Act (Canada), whenever any interest under this Agreement is calculated using a rate based on a year of 365 or 366 days, as applicable, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 365 or 366 days, as applicable, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 365 or 366, as applicable.

All calculations of interest shall be made by the Lender, and such calculations shall, in the absence of manifest mathematical error, be final, conclusive and binding on the Loan Parties. The indebtedness of the Borrower in respect of any Advance made by the Lender to the Borrower and interest payable hereunder shall, absent manifest mathematical error, be conclusively evidenced by the books and records of the Lender.

The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement. All interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, after as well as before maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

To the extent permitted by applicable law, any provision of the Courts of Justice Act (Ontario) and the Interest Act (Canada) which restricts the rate of interest on any judgment debt shall be inapplicable to this Agreement and is hereby waived by the Loan Parties.

Notwithstanding anything herein to the contrary, in no event shall any interest rate or rates referred to herein (together with other amounts payable hereunder which are construed by a court of competent jurisdiction to be interest or in the nature of interest) exceed the maximum interest rate permitted by applicable law. If such maximum interest rate would be exceeded by the terms hereof or thereof, the rates of interest payable hereunder shall be reduced to the extent necessary so that such rates (together with other amounts which are construed by a court of competent jurisdiction to be interest or in the nature of interest) equal the maximum interest rate permitted by applicable law, and any overpayment of interest received by the Lender theretofore shall be applied, forthwith after determination of such overpayment, to pay all then outstanding interest, and thereafter to pay outstanding principal, as if the same were a prepayment of principal and treated accordingly hereunder.

7.	Default Interest

If the Borrower fails to pay any amount payable by it under this Agreement on its due date (whether at stated maturity, on demand, by acceleration or otherwise), interest shall accrue on the unpaid sum from the due date up to the date of actual payment at a rate which is equal to nine percent (9%) per annum. Any interest accruing under this Clause 7 (Default Interest) shall be immediately payable to the Lender by the Borrower on demand by the Lender.

8.	Payments and Withholding Tax

(a)	All payments made by each Loan Party to the Lender under any Finance Document shall be:

(i)	paid on the due date for that payment in US dollars and in immediately available cleared funds to the account of the Lender at:

Bank Name: _________   [redacted for confidentiality purposes]

Bank Address: ___________________________________________

Account Number: ______________

or any other account as the Lender may from time to time specify in writing to the Borrower;

(ii)	be absolute and unconditional and shall not be limited or affected by any circumstance at law or in equity or otherwise, including, without limitation, (a) any set-off, compensation, counterclaim, recoupment, defence or other right which such Loan Party may have against the Lender or anyone else for any reason whatsoever; or (b) any insolvency, bankruptcy, reorganization or similar proceedings by or against such Loan Party; and

(iii)	made in full, without set-off, counterclaim or condition.

Withholding Tax

(b)	All payments to the Lender by any Loan Party under this Agreement or any other Finance Document shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as “Taxes”) imposed by Canada or the United States of America or any other relevant jurisdiction (or any political subdivision or taxing authority of it), unless such Taxes are required by applicable law to be deducted or withheld. If any Loan Party shall be required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under this Agreement or under any other Finance Document: (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this paragraph) the Lender receives an amount equal to the amount it would have received if no such deduction or withholding had been made, (ii) such Loan Party shall make such deductions or withholdings, and (iii) such Loan Party shall immediately pay the full amount deducted or withheld to the relevant Governmental Authority (as defined below) in accordance with applicable law.

(c)	Each Loan Party agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as “Other Taxes”) which arise from any payment made by such Loan Party under this Agreement or any other Finance Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Finance Document.

(d)	Each Loan Party shall indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by such Loan Party under the provisions under the heading “Withholding Tax”) paid by the Lender and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date the Lender makes written demand for it. A certificate as to the amount of such Taxes or Other Taxes submitted to the applicable Loan Party by the Lender shall be conclusive evidence, absent manifest error, of the amount due from such Loan Party to the Lender.

(e)	Each Loan Party shall furnish to the Lender the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by such Loan Party within thirty (30) days after the date of any payment of Taxes or Other Taxes.

(f)	The provisions of this Agreement under the heading “Withholding Tax” shall survive the termination of the Agreement and the repayment of all Advances and other amounts owing under this Agreement and the other Finance Documents.

(g)	For purposes of this Clause 8, “Governmental Authority” means (i) any governmental or public department, central bank, court, commission, tribunal, board, bureau, agency or instrumentality, whether international, multinational, national, federal, provincial, state, municipal, local, or other; (ii) any subdivision or authority of any of the above; (iii) any stock exchange; and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

9.	Security

The following security shall be completed, duly executed, delivered, and registered, where necessary, to the satisfaction of the Lender and its counsel, acting reasonably. All present and future security (the “Security”) and the terms thereof shall be held by the Lender as continuing security for all present and future Obligations.

(a)	The Borrower shall execute and deliver to the Lender the following security documents:

(i)	a first ranking general security agreement providing a security interest over all present and after acquired personal property of the Borrower (including, without limitation, (A) over all inventory of drug substances and drug products that the Borrower has purchased or manufactured, or will purchase or manufacture, for the purpose of research and development associated with the licensed compound(s) or product(s) under the exclusive license agreement between the Borrower and the Lender as of November 4, 2021 (the “License Agreement”), including all related materials, intermediates, and finished goods, and (B) the License Agreement and all Tuspetinib clinical trial data); provided that, if the Lender has unreasonably withheld an Advance, and such withholding is the direct cause of an Event of Default under Clause 13(e), then the assets subject to the Security in respect of the Borrower shall be limited to the assets described in paragraph (A) above; and

(ii)	subject to the proviso above, such other assignments, assignments of material contracts, landlord access agreements, and other security documents as may be reasonably required from time to time by the Lender.

(b)	Each Guarantor shall execute and deliver to the Lender the following security documents:

(i)	an unlimited guarantee, guaranteeing all of the Obligations of the Borrower and the other Guarantors;

(ii)	a first ranking general security agreement providing a security interest over all present and after acquired personal property of the applicable Guarantor; and

(iii)	such other guarantees, assignments of material contracts, landlord access agreements, assignments and other security documents as may be required from time to time by the Lender.

No Loan Party shall be discharged from the Security or any part thereof except by a written release and discharge signed by the Lender. The Lender hereby agrees to release the Security and discharge the security interests constituted by the Security at the Borrower’s sole cost and expense forthwith after all of the Obligations have been unconditionally and irrevocably paid or performed in full and the Facility secured by the Security has been terminated.

The Security will be in such form or forms as will be required by the Lender acting reasonably and will be registered by the Lender or its counsel in Canada (and any province thereof) and the United States (and any state thereof) as the Lender, acting reasonably, may from time to time require to protect and perfect the liens created thereby. Should the Lender determine at any time and from time to time, acting reasonably, that the form and nature of the then existing Security is deficient in any way or does not fully provide the Lender with the liens and priority to which each is entitled hereunder, each Loan Party will forthwith execute and deliver or cause to be executed and delivered to the Lender, at the Borrower’s expense, such amendments to the Security or provide such new security as the Lender may reasonably request.

10.	Representations and Warranties

Each Loan Party represents and warrants to the Lender (all of which representations and warranties the Borrower hereby acknowledges are being relied upon by the Lender in entering into this Agreement) that:

(a)	Status. Each Loan Party is a corporation validly existing and in good standing under the laws of its governing jurisdiction and has the power and authority to carry on its business, own property, borrow or incur, as the case may be, monies and other obligations from and to the Lender, and enter into agreements in respect thereof, execute and deliver the Finance Documents, and observe and perform the terms and provisions of this Agreement and the Security to which it is a party.

(b)	Binding obligation. Each Finance Document has been duly authorized, executed and delivered by each of the Loan Parties party thereto and are valid and binding on and enforceable against each Loan Party, as applicable, except as enforceability may be limited by general principles of equity and laws affecting creditors’ rights generally.

(c)	Non-conflict with other obligations. The execution and delivery by each Loan Party of the Finance Documents to which it is a party and the performance by such Loan Parties of their obligations thereunder do not and will not:

(i)	conflict with any agreement or instrument binding upon it or its assets or would constitute a default or termination event (however described) under any such agreements or instruments;

(ii)	violate the provisions of any Loan Party’s constating documents, by-laws, shareholder agreements or similar agreements or any law, order, rule or regulation applicable to it, or any agreement by which it is bound; or

(iii)	(except as permitted under the Finance Documents) result in the existence of, or oblige it to create, any security over any of its assets.

(d)	Grant of Security. Each Loan Party has the right to pledge, charge, mortgage, encumber, assign or lien its assets in accordance with the Security to which it is a party contemplated by this Agreement;

(e)	Subsidiaries. The Borrower does not:

(i)	have any Subsidiaries (other than Aptose Biosciences U.S. Inc. and NuChem Pharmaceuticals Inc.) or any agreements, options or commitments to acquire any equity interests of any Person; and

(ii)	does not own, directly or indirectly, any equity interests of, or other joint venture or voting interests in, any other Person.

(f)	Validity and admissibility in evidence. All authorizations required under any applicable law or regulation:

(i)	to enable each Loan Party to lawfully enter into, exercise its rights and comply with and/or perform its obligations under the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents;

(ii)	to make the Finance Documents to which each Loan Party is a party admissible in evidence in such Loan Parties jurisdiction of incorporation; and

(iii)	to enable each Loan Party to create the security interest to be created by it pursuant to any Security to which it is a party and to ensure that such Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect (save for any applicable perfection requirements which shall be satisfied pursuant to the terms of the relevant Security).

(g)	Governing law and enforcement.

(i)	The choice of the laws of the Province of Ontario, as the governing law of the Finance Documents will be recognised and enforced in each Loan Party’s jurisdiction of incorporation.

(ii)	Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

(h)	No default. No Default or Event of Default has occurred and is continuing or is reasonably likely to be expected to result from the making of the utilization or the entry into, the performance of, or any transactions contemplated by, any Finance Document.

(i)	No Material Adverse Effect. No other event or circumstance is outstanding which constitutes (or, with the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event under any other agreement or instrument which is binding on the Borrower or any Guarantor or to which its assets are subject which would be reasonably be expected to have a Material Adverse Effect.

(j)	No misleading information.

(i)	Any factual information provided by a Loan Party to the Lender was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(ii)	Any financial projections or forecasts provided by a Loan Party have been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair and arrived at after careful consideration.

(iii)	The expressions of opinion or intention provided by or on behalf of the Loan Parties for the purposes of the Finance Documents were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(iv)	No event or circumstance has occurred or arisen, and no information has been omitted from the information provided by the Loan Parties for the purposes of the Finance Documents. No information has been given or withheld that results in the information, opinions, intentions, forecasts or projections provided being untrue or misleading in any material respect.

(v)	All other information supplied by the Loan Parties was true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect.

(vi)	All information provided by the Loan Parties in accordance with the terms of the Finance Documents:

(I)	was true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect; and

(II)	no information has been given or withheld that results in the information provided being untrue or misleading in any material respect as at the date it was given.

(k)	Senior ranking. Without limiting Clause 9 (Security), the Obligations under the Finance Documents rank senior in right of priority and payment to all other obligations, liabilities and indebtedness of the Loan Parties, except for obligations mandatorily preferred by law applying to companies generally.

(l)	Insolvency event. After the amount loaned hereunder by the Lender to the Borrower hereunder is received from the Borrower, no Insolvency Event is reasonably likely to occur.

(m)	Immunity.

(i)	No Loan Party nor any of their assets are entitled to immunity from suit, execution, attachment or other legal process.

(ii)	In any proceedings taken in their respective jurisdictions of incorporation in relation to the Finance Documents, the Loan Parties will not be entitled to claim immunity for themselves or any of their assets arising from suit, execution or other legal process.

(n)	No proceedings pending or threatened.

(i)	No litigation, arbitration or administrative proceedings or investigations (including, without limitation, civil, criminal, antitrust or administrative proceedings) (other than those of a frivolous or vexatious nature and discharged, stayed or dismissed within forty-five (45) days of commencement thereof) of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if adversely determined, would reasonably be expected to have a Material Adverse Effect, have been started or threatened in writing against any of the Loan Parties.

(ii)	Other than as publicly disclosed, no judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has been made against any of the Loan Parties.

(o)	Security. The Security creates in favour of the Lender, the security interests which it is expressed to create fully perfected and with the ranking and priority it is expressed to have in accordance with its terms.

(p)	Legal and beneficial ownership and good title.

(i)	each Loan Party is the sole and legal and beneficial owner of, holds good, legal and valid title to all of its properties and assets over which it purports to grant a security interest pursuant to the Security, free and clear of any encumbrances and there is no agreement or arrangement under which it is obliged to share any proceeds of or derived from its assets with any third party.

(ii)	Each Loan Party has all appropriate authorizations to use its assets necessary to carry on its business as presently conducted (in each case, where failure to have such authorizations has or would be expected to have a Material Adverse Effect).

(q)	Compliance with law. The Loan Parties have not breached and are in compliance with all material laws, regulations and orders applicable to them.

(r)	Remittances. All of the material remittances required to be made by each Loan Party to the applicable federal, provincial or municipal governments have been made, are currently up to date and there are no outstanding arrears.

(s)	Taxes. Each Loan Party has duly and timely filed all tax returns required to be filed by it, and has paid all taxes which are due and payable by it. There are no material actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Loan Parties threatened against any Loan Party in respect of taxes, governmental charges or assessments or any material matters under discussion with any federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; or (iii) any quasi-governmental, judicial or administrative body exercising any regulatory, expropriation or taxing authority relating thereto.

(t)	Insurance. Each Loan Party maintains adequate insurance coverage in respect of the collateral that is subject to the Security as is prudent given the nature of the collateral with financially sound and reputable insurers and that contains reasonable coverage and scope.

Each of the representations and warranties contained herein are deemed to be made continuously and survive the execution of this Agreement.

11.	Conditions Precedent

(a)	Conditions Precedent to Effectiveness and Initial Advance. This Agreement shall not be effective and the Initial Advance shall not be made until the Borrower has provided, executed or satisfied the following, to the Lender’s satisfaction:

(i)	receipt by the Lender of a fully executed copy of this Agreement;

(ii)	the Borrower shall have delivered to the Lender a Notice of Advance;

(iii)	a copy of the Cash Flow Statement for the _______ period commencing on the Closing Date;
[redacted for confidentiality purposes]

(iv)	an executed officer’s certificate from the Borrower and each other Loan Party, together with all attachments thereto (including, without limitation, constating documents, incumbency, and resolutions);

(v)	a certificate of status, partnership declaration or similar evidence as to the creation or existence of the Borrower and each other Loan Party under the laws of its jurisdiction of formation;

(vi)	executed copies of the Security from each Loan Party and the completion of all registrations, filings and recordings in all public registry offices that the Lender, acting reasonably, considers necessary to protect and perfect the liens created thereby;

(vii)	the Lender shall have completed and be satisfied with their legal, business and other due diligence relating to the Loan Parties, including, without limitation, the Cash Flow Statement, documentation related to outstanding accounts payable of the Borrower and any other information in respect of the Loan Parties that the Lender may require;

(viii)	any other documentation and information that may be reasonably requested by the Lender;

(ix)	no Default or Event of Default shall have occurred and be continuing, and the Lender shall have received an officer’s certificate of the Borrower certifying the same;

(x)	successful filing under Korea’s Foreign Exchange Transaction Act in respect of this Agreement; and

(xi)	each of the representations of the warranties of the Loan Parties set forth in Clause 10 shall be true and correct, and the Lender shall have received an officer’s certificate of the Borrower certifying the same.

(b)	Conditions Precedent to each subsequent Advance after Initial Advance. The Lender’s agreement to make any Advance (other than the Initial Advance) under the Facility pursuant to Clause 2 is subject to and conditional upon the satisfaction of the following conditions precedent, to the Lender’s satisfaction:

(i)	all of the conditions precedent to effectiveness set out in Clause 11(a) shall have been satisfied or waived by the Lender;

(ii)	the Borrower shall have delivered to the Lender a Notice of Advance;

(iii)	if requested by the Lender, the Borrower shall have delivered an updated Cash Flow Statement;

(iv)	each Loan Party shall have fully cooperated with, and provided access to any information, including financial information, reasonably requested by the Lender;

(v)	no Default or Event of Default shall have occurred and be continuing or would be expected to result from such Advance;

(vi)	each of the representations of the warranties of the Loan Parties set forth in Clause 10 shall be true and correct;

(vii)	by no later than ten (10) Business Days prior to the date of the proposed Advance, the Lender shall have received all supporting evidence and documents reasonably requested by the Lender in respect of such Advance and the proposed use of proceeds (including, without limitation, in respect of an Advance for the use of proceeds under Clause 3(b), the validity and quantum of accounts payable to be settled with the proceeds of such Advance); such supporting evidence and documents shall be satisfactory to Hanmi in all respects;

(viii)	the Lender shall have completed and be satisfied with their legal, business and other due diligence relating to the Loan Parties, including, without limitation, the Cash Flow Statement, documentation related to outstanding accounts payable of the Borrower and any other information in respect of the Loan Parties that the Lender may reasonably require;

(ix)	any other documents (including, without limitation, if requested by the Lender a funds flow memorandum providing for direct payment by the Lender in respect of outstanding accounts payable of the Borrower) and information that may be reasonably requested by the Lender are provided to the Lender’s satisfaction;

(x)	the Lender is satisfied that the collateral subject to the Security and the priority of the Lender’s Security thereon, remains sufficient to secure the Obligations, in the Lender’s judgment, acting reasonably; and

(xi)	the Lender has decided in its sole and absolute discretion to make such Advance, acting reasonably.

The above conditions precedent are inserted for the sole benefit of the Lender, and may be waived by the Lender in whole or in part (with or without terms or conditions), provided that any waiver shall not be binding unless given in writing and shall not derogate from the right of the Lender to insist on the satisfaction of any condition not expressly waived in writing or to insist on the satisfaction of any condition waived in writing which may be requested in the future.

12.	Covenants

The covenants in this Clause 12 (Covenants) shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents.

(a)	Payment. Each Loan Party shall cause to be paid all amounts of principal, interest, fees and other amounts payable under the Finance Documents on the dates, times and at the place specified therein, and shall perform and observe all of its Obligations under the Finance Documents.

(b)	Performance of obligations. Each Loan Party shall observe the terms of and perform its Obligations under the Finance Documents;

(c)	Corporate existence. Each Loan Party shall cause to be done all things necessary to maintain in good standing its corporate existence and preserve and keep all material agreements, rights, franchises, licences, operations, contracts or other arrangements required or advisable for its business or operations in full force and effect;

(d)	Default. The Borrower shall, promptly, and in any event within five (5) Business Days, after becoming aware thereof, notify the Lender of any Default or Event of Default under any of the Finance Documents or the occurrence of any event, circumstance or condition that has had or is reasonably likely to have a Material Adverse Effect, including any Insolvency Event;

(e)	Authorizations. Each Loan Party shall promptly obtain, comply with and do all that is reasonably necessary to maintain in full force and effect and (upon reasonable request of the Lender) supply certified copies to the Lender of any authorisation required under any applicable law or regulation:

(i)	to enable it to perform its obligations under the Finance Documents;

(ii)	to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document; and

(iii)	to carry on its business where failure to do so has or is likely to have a Material Adverse Effect.

(f)	Compliance with laws. Each Loan Party shall comply in all respects with all laws to which it may be subject, if failure to so comply would reasonably be expected to have a Material Adverse Effect.

(g)	Senior Ranking. The Borrower shall, and shall cause each other Loan Party to, ensure that Obligations under the Finance Documents to which it is a party rank and continue to rank senior in right of priority and payment to all other obligations, liabilities and indebtedness of such Loan Party, except for obligations mandatorily preferred by law applying to companies generally.

(h)	Security and further assurance.

(i)	Each Loan Party shall, at its own expense, promptly do all such acts or execute all such documents:

(I)	to ensure that each Finance Document is valid, binding and effective and creates the security which it purports to create;

(II)	to create perfect, preserve, register or maintain the relevant Security created or intended to be created under the relevant Security and/or the Finance Documents and for the purpose of protecting the rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; and

(III)	as the Lender may reasonably require (after the occurrence of an Event of Default) for the purpose of facilitating the realisation of the assets which are, or are intended to be, the subject of the Security, including, if necessary, the execution of any mortgage, pledge, transfer, pledge, conveyance, assignment, transfer or assurance of all or any of the assets and the giving of any notice, order or direction, the obtaining of any acknowledgment, and the making of any registration.

(ii)	The Borrower will, at its own costs, promptly register, file, record or enrol any Finance Document with any court or authority, pay any stamp, registration or similar tax payable in respect of any Finance Document, give any notice or take any other step which, in the reasonable opinion of the Lender, is or has become necessary for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security which it creates (subject to the express terms of the Finance Documents).

(iii)	The Loan Parties shall not do, or consent to the doing of, anything which is reasonably likely to prejudice the validity, enforceability or priority of any of the relevant Security.

(i)	Negative pledge.

(i)	No Loan Party shall create or permit to subsist any security, lien or other encumbrance over any of its assets and equity interest without the prior written consent of the Lender.

(ii)	The Loan Parties shall not, without the prior written consent of the Lender:

(I)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(II)	enter into or permit to subsist any title retention arrangement;

(III)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(IV)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness or of financing the acquisition of an asset.

(j)	Disposals. Other than sales in the ordinary course of its business (and then only in accordance with the Cash Flow Statement), the Loan Parties shall not enter into, or permit, a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any of its property or assets without the prior written consent of the Lender.

(k)	Financial indebtedness. The Loan Parties shall not incur (or agree to incur) or have outstanding any indebtedness (other than indebtedness owing to Hanmi Pharmaceutical Co., Ltd.), without the prior written consent of the Lender.

(l)	Loans and guarantees.

(i)	The Loan Parties shall not:

(I)	make any loan, or provide any form of credit or financial accommodation or assistance, to any other person; or

(II)	give or issue any guarantee or indemnity to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person.

(ii)	Paragraph (i) above does not apply to:

(I)	guarantees or indemnities under the Finance Documents; nor

(II)	any other loans, guarantees, advances, indemnities, bonds or letters of credit approved by the Lender in its sole discretion.

(m)	Subsidiaries. Without limiting Clause 12(r) below, no Loan Party shall acquire or create any new Subsidiary after the date hereof without the prior written consent of the Lender (it being understood by the Loan Parties that any consent of the Lender will, among other conditions, require such new Subsidiary to provide a guarantee and such other Security as required by the Lender, in its sole discretion).

(n)	Merger. The Loan Parties shall not, without the prior written consent of the Lender, enter into any amalgamation, merger, merger, consolidation or corporate reconstruction or business transfer or voluntarily liquidate or dissolve itself.

(o)	Assets. Each Loan Party shall maintain all its assets necessary for the conduct of its business as conducted from time to time in good working order and condition, ordinary wear and tear excepted.

(p)	Taxes.

(i)	Each Loan Party shall pay all taxes required to be paid by it when due and before any penalty is imposed for late payment.

(ii)	Paragraph (i) above does not apply to any taxes:

(I)	being contested by a Loan Party in good faith;

(II)	which have been adequately disclosed in its financial statements, and for which adequate reserves are being maintained in accordance with the laws of the relevant jurisdiction; and

(III)	where payment can be lawfully withheld and will not result in the imposition of any penalty described in paragraph (i) above.

(q)	Change of business. The Borrower shall not, and shall ensure that each other Loan Party shall not, substantially change the general nature of its business from that carried on at the Closing Date without the prior written consent of the Lender.

(r)	Acquisitions, investments and share capital. The Borrower shall not, and shall ensure that each other Loan Party shall not, without the prior written consent of the Lender:

(i)	invest in or acquire any share in or any security issued by any person, or any interest therein or in the capital of any person, or make any capital contribution to any person;

(ii)	invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person; or

(iii)	enter into any joint venture, consortium, partnership or similar arrangement with any person.

(s)	Triplet study. Using the proceeds of the Advances, the Borrower shall maintain key resources necessary to conduct the clinical trials in respect of the Triplet Study, including, but not limited to, the manpower and the retention of related assets and interests. For the purposes of this Clause 12(s), the “Triplet Study” shall mean an open-label clinical trial in frontline acute myeloid leukemia within the United States, which shall be designed and conducted by the Borrower.

(t)	CCAA Proceedings. Each Loan Party agrees that the Lender shall be an unaffected creditor for the purpose of any proceedings under the Companies’ Creditors Arrangement Act or any plan of arrangement, or similar insolvency regime, which may be commenced by any Loan Party. Each Loan Party agrees that it shall not, directly or indirectly, seek to secure any other financing, including in connection with any insolvency proceedings which would be secured by a lien senior to or pari passu with the Lender’s Security or the priority of its Security hereunder, without the express written consent of the Lender.

(u)	Security. The Borrower will, and will cause each other Loan Party that provides Security to the extent required hereunder to, do all things reasonably requested by the Lender to protect and maintain the Security and the priority thereof in relation to other Persons.

(v)	Other Information. The Loan Parties will provide to the Lender such other documentation and information concerning its business operations as may be requested by the Lender, acting reasonably.

(w)	Relationships with Third Parties. Promptly notify the Lender of any material change in its contractual arrangements or with relationships with third parties.

13.	Events of Default

Each of the events or circumstances set out in this Clause 13 (Events of Default) shall constitute an event of default (an “Event of Default”).

(a)	Non-payment. The Borrower does not pay on the due date (i) any amount of principal payable pursuant to this Agreement, or (ii) any amount (other than principal) payable pursuant to this Agreement and in the case of paragraph (ii) such failure continues for a period of five (5) Business Days after written notice from the Lender.

(b)	Specific Undertakings. If any Loan Party does not comply with any provision of Clause 12 (other than Clauses 12(a), 12(e), 12(f), 12(h), 12(o), 12(p), 12(u), and 12(v));

(c)	Other obligations.

(i)	If a Loan Party does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 13(a) (Non-payment) or Clause 13(b) (Specific undertakings)).

(ii)	No Event of Default under paragraph (i) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) calendar days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply (but only if and for so long as the remedying thereof was and continues to be diligently and in good faith pursued and no Material Adverse Effect has occurred or is imminent as a result of such facts).

(d)	Misrepresentation.

(i)	Any representation, warranty or statement made or deemed to be made by any Loan Party in the Finance Documents to which it is a party or any other document delivered by or on behalf of any Loan Party under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(ii)	No Event of Default under paragraph (i) above will occur if the event or circumstance resulting in failure to comply is capable of remedy and is remedied within ten (10) calendar days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of such misrepresentation (but only if and for so long as the remedying thereof was and continues to be diligently and in good faith pursued and no Material Adverse Effect has occurred or is imminent as a result of such facts).

(e)	Insolvency. The occurrence of any Insolvency Event.

(f)	Creditors’ process. Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Loan Party the value of which exceeds US$900,000 (or its equivalent in any currency or currencies) in the aggregate and is not discharged within thirty (30) calendar days.

(g)	Material Lien. The property of a Loan Party having a fair market value in excess of the US$900,000 (or its equivalent in any currency or currencies), in the aggregate, shall be seized (including by way of execution, attachment, garnishment or distraint) or any Lien thereon shall be enforced, or such property shall become subject to any charging order or equitable execution of a court, or any writ of enforcement, writ of execution or distress warrant with respect to obligations in excess of US$900,000 (or its equivalent in any currency or currencies), in the aggregate, shall exist in respect of any one or more of any of them, or such property, or any sheriff, civil enforcement agent or other Person shall become lawfully entitled to seize or distrain upon such property under the Civil Enforcement Act (Ontario), the Workers' Compensation Act (Ontario), the Personal Property Security Act (Ontario) or any other applicable laws whereunder similar remedies are provided, and in any case such seizure, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, shall continue in effect and not be released or discharged for more than 30 calendar days.

(h)	Adverse Proceedings. If any judgment or order for the payment of money in excess of US$900,000 (or its equivalent in any currency or currencies) in the aggregate is rendered against any Loan Party unless the execution of the same shall have been stayed by the order of a competent authority within thirty (30) calendar days.

(i)	Cessation of business. Any Loan Party suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business or threatens to make a bulk sale of its property.

(j)	Unlawfulness.

(i)	It is or becomes unlawful for any Loan Party to perform any of its obligations under this Agreement to which it is a party or any security interest created or expressed to be created or evidenced by the Security ceases to be effective; or

(ii)	any obligation of the Loan Parties under any Finance Document is not or ceases to be legal, valid and binding or enforceable and in full force and effect.

(k)	Other Debt. A Loan Party (i) fails to make any payment of principal, interest or other amount in regard to any obligations, liabilities or indebtedness, whatsoever owed by it after the expiry of any applicable grace or cure period in respect thereof, to any Person other than the Lender under this Agreement, or (ii) defaults in the observance or performance of any non-monetary obligation, covenant or condition to be observed or performed by it pursuant to any agreement to which it is a party or by which any of its property is bound such that the counterparty thereto is permitted to accelerate the maturity of the obligations, liabilities or indebtedness thereunder, in each case, where the outstanding principal amount of such obligations, liabilities or indebtedness exceeds US$900,000 (or its equivalent in any currency or currencies).

(l)	Security. If any of the Security shall cease to be a valid first priority lien against the property, assets and undertaking of the Borrower or any other Loan Party as against third parties.

(m)	Enforceability of Finance Documents. Any material provision of any Finance Document shall at any time cease to be in full force and effect, be declared to be void or voidable or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by any Loan Party or if any lien constituted pursuant to the Security ceases to have the priority contemplated in the Finance Documents and in each case (other than any contest by any Loan Party) the same is not effectively rectified or replaced by the applicable Loan Party within 10 calendar days after notice thereof is given to the Borrower by the Lender.

(n)	Material Adverse Effect. If there is, in the opinion of the Lender, acting reasonably, any event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

14.	Acceleration

(a)	Upon the occurrence of an Event of Default pursuant to Clause 13(e) (Insolvency) in respect of any Loan Party:

(i)	Any commitment of the Lender under this Agreement shall immediately be cancelled; and

(ii)	All Advances outstanding under the Facilities, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents and all other Obligations shall immediately be due and payable (without any action, notice or other formality).

(b)	Upon and at any time after the occurrence of an Event of Default which is continuing, the Lender may:

(i)	terminate its commitment (if any) under this Agreement;

(ii)	declare that all or part of the Advances outstanding under the Facilities, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents and all other Obligations be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents or any applicable law;

(iv)	commence such legal action or proceedings as it, in its sole discretion, deems expedient, including, the commencement of enforcement proceedings all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, all of which are expressly waived by the Borrower; and/or

(v)	take any other action which the Lender is entitled to take under any Finance Document or any applicable law.

15.	Application of Proceeds

All (i) payments made by or on behalf of a Loan Party under the Finance Documents, and (ii) proceeds resulting from any realization or enforcement of the Security, including by way of foreclosure, will be applied and distributed by the Lender or any nominee thereof in the following manner:

(a)	first, in full and final payment of any amounts due and payable by way of recoverable expenses, including all out-of-pocket realization and enforcement costs and all reasonable legal costs and disbursements (on a solicitor and his own client full indemnity basis);

(b)	second, in full and final payment of all accrued and unpaid interest in connection with the Facility;

(c)	third, in full and final payment of the principal amount of all Advances outstanding under the Facility;

(d)	fourth, in full and final payment of all other amounts which may be outstanding under this Agreement and all other Obligations; and

(e)	finally, if there are any amounts remaining and subject to applicable law, to the appropriate Loan Party.

16.	Remedies, Waivers, Amendments and Consents

(a)	No amendment of this Agreement shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorized representative).

(b)	A waiver of any right or remedy under this Agreement or by law, or any consent given under this Agreement, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any subsequent right or remedy. It only applies to the circumstances in relation to which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

(c)	A failure by the Lender to exercise, or delay by it in exercising, any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this Agreement. No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this Agreement by the Lender shall be effective unless it is in writing.

(d)	The rights and remedies of the Lender under this Agreement and the other Finance Documents are cumulative and are in addition to, and not in substitution for, any other rights or remedies whether available under this Agreement, at law, by statute or in equity.

17.	Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

18.	Assignment

The Lender may assign any of its rights or transfer any of its rights or obligations under this Agreement. No Loan Party may assign any of its rights or transfer any of its rights or obligations under this Agreement or any other Finance Document without the prior written consent of the Lender.

19.	Notices

(a)	Any notice or other communication given to a party under or in connection with this Agreement shall be:

(i)	in writing;

(ii)	delivered by hand by pre-paid first-class post or other next working day delivery service; or

(iii)	sent by email; and

(iv)	sent to:

the Borrower and each other Loan Party at:

______________________     [redacted for confidentiality purposes]

__________

________________________

_______________________

_________________________

Copy to:

_____________________________     [redacted for confidentiality purposes]

____________________________________

the Lender at:

______________________________   [redacted for confidentiality purposes]

___________________

________________________

________________________

Copy to:

_______________________   [redacted for confidentiality purposes]

________________________________________________

or to any other address or email address notified in writing by one party to the other from time to time.

(b)	Any notice or other communication given by either party shall be deemed to have been received:

(i)	if delivered by hand, at the time it is left at the relevant address;

(ii)	if posted by pre-paid first-class post or other next working day delivery service, on the second working day after posting; and

(iii)	if sent by email, when received in readable form.

A notice or other communication given as described in this Clause (other than as described in Clause 19(b)(ii)) on a day that is not a Business Day, or after normal business hours, in the place it is received, shall be deemed instead to have been received on the next Business Day.

(c)	This Clause 19 (Notices) does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

20.	Currency Indemnity

Each Loan Party shall indemnify the Lender for any loss suffered by the Lender if any Obligations are repaid in any currency other than US dollars, whether such payment is made pursuant to an order or judgment of a court or otherwise.

21.	Judgment Currency

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Lender under any of the Finance Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the Borrower.

22.	Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement.

23.	Confidentiality

The existence of this Agreement, the terms contained herein, and any information in connection with the transactions contemplated by or related to this Agreement are confidential and shall not be disclosed in whole or in part to any other person or entity without the prior written consent of the Lender (in the case of information provided by the Lender) or the Borrower (in the case of information provided by the Borrower), except for disclosure as necessary to the Borrower’s or the Lender’s executives, officers and employees, to professional advisors retained by the Borrower or the Lender in connection with the transactions contemplated by this Agreement, and/or as may be required by law. Any breach of this Clause 23 shall constitute a material breach of this Agreement.

24.	Governing law and jurisdiction

(a)	This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of the Province of Ontario.

(b)	Each Loan Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Province of Ontario, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Finance Document. Nothing in this Agreement or in any other Finance Document limits the right of the Lender to bring proceedings against the Loan Parties in the courts of any other jurisdiction.

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SIGNATURE PAGES

THIS AGREEMENT has been executed effective the date first written above.

Borrower

Aptose Biosciences Inc.
By:	(s) William Rice
Name:	William Rice
Title:	CEO

Guarantors

Aptose Biosciences U.S. Inc.
By:	(s) William Rice
Name:	William Rice
Title:	CEO

NuChem Pharmaceuticals Inc.
By:	(s) William Rice
Name:	William Rice
Title:	CEO

Lender

Hanmi Pharmaceutical Co., Ltd.
By:	(s) Jae Hyun Park
Name:	Jae Hyun Park
Title:	CEO

SCHEDULE “A”

FORM OF NOTICE OF ADVANCE

[●], 2025

TO:         Hanmi Pharmaceutical Co., Ltd. (the “Lender”)

Dear Sirs:

The undersigned, Aptose Biosciences Inc. (the “Borrower”), refers to the facility agreement dated June 18, 2025 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein are as therein defined) among the Borrower, the Lender and the Guarantors, and gives you notice pursuant to the Credit Agreement that the Borrower hereby irrevocably requests an Advance under the Facility under the Credit Agreement, and, in that connection, sets forth below the information relating to such Advance:

The date of the Advance, being a Business Day, is [●], 202__ (the “Proposed Borrowing Date”).

1.	The aggregate amount of the Advance is US$[●], which will be used for the use and purposes set out in the Credit Agreement.

2.	Each of the representations and warranties of the Loan Parties in the Credit Agreement and in all other Finance Documents are true and correct as of the date hereof and as at the Proposed Borrowing Date.

3.	The Borrower has complied with all covenants on its part to be performed in the Credit Agreement on or before the Proposed Borrowing Date.

4.	No Default or Event of Default has occurred which is continuing, and no Default or Event of Default will occur as a result of the making of the Advance.

5.	All conditions precedent to the requested Advance pursuant to the Credit Agreement have been satisfied.

6.	[If requested by the Lender][An updated Cash Flow Statement is attached hereto.]

7.	All supporting evidence and documents as required pursuant to Section 11(b)(vii) is attached hereto.

8.	All supporting evidence required by the Lender (if any) is attached hereto.

APTOSE BIOSCIENCES INC.

By:
Authorized Signing Officer

By:
Authorized Signing Officer